EXHIBIT 10


                              August 7,  1996

GameTek, Inc.
Three Harbor Drive
Suite 110
Sausalito, CA 94965

Mr. Bill B. Britt
c/o J. William Blue, Jr., Esq.
Northen Blue Law Firm
100 Europa Drive
Chapel Hill, North Carolina

          Re: Assignment of Right to Collect $1,000,000 of Outstanding Balance of GameTek, Inc. Revolving Credit Facility
               --------------------------------------------------------

Ladies and Gentlemen:

          When signed by each of us below, this letter will set forth our agreement concerning the matters addressed herein. We agree as follows:

          1. Britt Resources, Inc. ("BRI") has made available to GameTek, Inc. ("GTI") a revolving credit facility (the "Facility"), pursuant to the terms of a revolving credit agreement dated August 11, 1994, as amended by First Amendment thereto, dated August 1, 1995 (the "Revolver Agreement"). BRI understands that GTI will report a significant loss for its 1996 fiscal year.

          2. BRI desires to induce Bill B. Britt, controlling shareholder of BRI and GTI, to make an equity investment in GTI, in order to support the financial viability of GTI. Britt has agreed to make an additional equity investment in GTI in the amount of $1,000,000, provided that BRI assigns to Britt the right to collect $1,000,000 of the outstanding balance of the Facility (the "Balance"). BRI agrees to make such assignment to Britt provided that Britt agrees to convert such right into an equity investment in GTI.

          3. BRI hereby sells, assigns, transfers and conveys to Britt, and Britt hereby acquires from BRI, all of BRI's right, title and interest in and to $1,000,000 of the outstanding principal of the Balance, including, without limitation, the right to collect same (the "Assigned Balance").

          4. Britt hereby agrees to forgive GTI's obligations in connection with the Assigned Balance, in exchange for the issuance by GTI to Britt of 533,333 shares of the common stock of GTI, which represents a purchase price of $1.875 per share, the closing price of a share of GTI's common stock on August 6,1996.

          5. GTI hereby agrees to issue 533,333 shares of its common stock to Britt on the terms set forth above, effective as of the date hereof.

          Kindly acknowledge your understanding of and agreement to the foregoing by signing the enclosed duplicate copy of this letter in the space provided below and returning a fully signed copy to the undersigned.

                              Very truly yours,

                              BRITT RESOURCES, INC.



                              By:   s/James D. Harris
                                 ---------------------------
                                  James D. Harris, President

Acknowledged and agreed to by:

GAMETEK, INC.

By:   s/Kelly G. Sumner
   ----------------------------------------
   Kelly G. Sumner, Chief Operating Officer


      s/Bill B. Britt
   ___________________________
   Bill B. Britt, Individually